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                                                                                                 EXHIBIT 11
                                                                                                 ----------
                                        AMERICAN PRECISION INDUSTRIES INC.
                                        COMPUTATION OF NET INCOME PER SHARE
                            (Shares and dollars in thousands except per share amounts)


                                                                     SECOND QUARTER ENDED
                                              ------------------------------------------------------------
                                                      JUNE 30, 1999                    JUNE 30, 1998
                                              ---------------------------   ------------------------------
                                               Income    Common      Per      Income      Common      Per
                                              Available  Shares     Share    Available    Shares     Share
                                              ---------  -------    -----   -----------   ------     -----
Net income                                      $2,034     7,400    $0.27      $1,024      7,462     $0.14
Series B preferred stock dividends                 458                              -
                                                ------                         ------
     EARNINGS PER SHARE  -  BASIC                1,576     7,400     0.21       1,024      7,462      0.14
Stock options & warrants                             -       171                    -        346
                                                ------     -----               ------      -----
                                                 1,576     7,571     0.21       1,024      7,808      0.13
Series B convertible preferred stock               458     1,539                    -      1,539
                                                ------     -----               ------      -----
                                                 2,034     9,110     0.22       1,024      9,347      0.11
Adjustment for anti-dilutive effect of
     preferred stock dividend                      458     1,539                  N\A        N\A
                                                ------     -----               ------      -----
     EARNINGS PER SHARE  -  DILUTED             $1,576     7,571    $0.21      $1,024      9,347     $0.11
                                                ======     =====               ======      =====
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                                                                     SIX MONTHS ENDED
                                              ------------------------------------------------------------
                                                      JUNE 30, 1999                    JUNE 30, 1998
                                              ---------------------------   ------------------------------
                                               Income    Common      Per      Income      Common      Per
                                              Available  Shares     Share    Available    Shares     Share
                                              ---------  -------    -----   -----------   ------     -----


Net income                                      $3,918     7,439    $0.53      $2,583      7,453     $0.35
Series B preferred stock dividends                 915                              -
                                                ------                         ------
     EARNINGS PER SHARE  -  BASIC                3,003     7,439     0.40       2,583      7,453      0.35
Stock options & warrants                             -       139                    -        374
                                                ------     -----               ------      -----
                                                 3,003     7,578     0.40       2,583      7,827      0.33
Series B convertible preferred stock               915     1,539                    -      1,539
                                                ------     -----               ------      -----
                                                 3,918     9,117     0.43       2,583      9,366      0.28
Adjustment for anti-dilutive effect of
     preferred stock dividend                      915     1,539                  N\A        N\A
                                                ------     -----               ------      -----
     EARNINGS PER SHARE  -  DILUTED             $3,003     7,578    $0.40      $2,583      9,366     $0.28
                                                ======     =====               ======      =====
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Refer to Footnote D concerning Earnings per Share calculation methodology.

For purposes of calculating basic and diluted earnings per share, net earnings have been reduced by the dividend payable on the Company's convertible preferred stock (if such shares had been outstanding during such period) to arrive at earnings available to common shareholders. The weighted average number of outstanding common shares used to calculate basic earnings per share is calculated on an equivalent share basis using the weighted average number of shares outstanding of the Company's common stock.

The assumed conversion of the convertible preferred stock is not considered in the calculation of diluted earnings per share for the applicable periods presented since the effect is antidilutive.